UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 2, 2003

Date of Report (Date of earliest event reported)

SABRE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

1-12175

75-2662240

(State or other jurisdiction of incorporation)

(Commission File No.)

(IRS Employer Identification No.)

3150 Sabre Drive
Southlake, Texas 76092

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (682) 605-1000

Not applicable.

(Former name or former address, if changed since last report.)

Item 9.                    Regulation FD Disclosure

On September 2, 2003, Travelocity.com LP (“Travelocity”), an indirect subsidiary of Sabre Holdings Corporation, issued the news release attached hereto as Exhibit 99.1 regarding developments related to Travelocity’s affiliation agreement (the “Agreement”) with Hotels.com, formerly Hotel Reservations Network, Inc.

In a news release issued on September 2, 2003, Hotels.com announced that it is attempting to terminate the Agreement while it simultaneously suspended Travelocity’s access to Hotels.com content.  In addition, Hotels.com indicated that it would significantly accelerate coordination and cooperation with Expedia, Inc., an affiliated subsidiary of InterActiveCorp.  Travelocity believes that none of these actions is permissible under the Agreement, and intends to promptly and vigorously pursue its rights and remedies under the Agreement.

Exhibit(s)

Exhibit	Description
99.1	News release issued by Travelocity.com, L.P. on September 2, 2003.

All of the information furnished in this report and in the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Cautionary Notice

Statements in this report and in the accompanying Exhibit 99.1 which are not purely historical facts, including statements about Travelocity’s merchant hotel program or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to Travelocity on the date this report was submitted.  Sabre Holdings Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to Travelocity’s ability to market and sell its own merchant hotel inventory, such as the stock price of InterActiveCorp upon the exercise of performance warrants and Hotels.com’s continued performance under its affiliation agreement with Travelocity.  Sabre Holdings Corporation may not succeed in addressing these and other risks.  Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Sabre Holdings Corporation’s most recent filing on Form 10-Q with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE HOLDINGS CORPORATION

By:	/s/ James F. Brashear
Name:	James F. Brashear
Title:	Corporate Secretary

Date: September 2, 2003

EXHIBIT INDEX

Exhibit	Description
99.1	News release issued by Travelocity.com, L.P. on September 2, 2003.